Exhibit 23.4

中国上海市南京西路1515号静安嘉里中心一座10层 200040

10/F, Tower 1, Jing An Kerry Centre, 1515 West Nanjing Road, Shanghai 200040, China

电话 Tel: +86 21 6019 2600 传真 Fax: +86 21 6019 2697

电邮 Email: shanghai@tongshang.com 网址 Web: www.tongshang.com

To:	Boqii Holding Limited

Building 9, No. 388, Shengrong Road,

Pudong New District

Shanghai 201210

People’s Republic of China

October 18, 2022

Dear Sirs,

We consent to the references to our firm under the captions “Prospectus Summary” “Risk Factors,” “Enforceability of Civil Liabilities,” and “Legal Matters” in connection with the registration statement of Boqii Holding Limited (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 18, 2022 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Office

Commerce & Finance Law Office

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